AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


     This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this 16th day of February 1999, by and among Data
                                   -----
Growth, Inc., a Nevada corporation (hereinafter "DGI"); Gary B. Peterson, a shareholder of DGI (hereinafter "Peterson"); PhotoLoft.com, Inc., a California corporation (hereinafter "Photo"), and the owners of the outstanding shares of common stock of Photo (hereinafter the "Photo Stockholders").

                                    RECITALS:

     WHEREAS, the Photo Stockholders own all of the issued and outstanding common stock of Photo (the "Photo Common Stock"). DGI desires to acquire the Photo Common Stock solely in exchange for voting common stock of DGI, making Photo a wholly-owned subsidiary of DGI; and

     WHEREAS, the Photo Stockholders (as set forth on Exhibit "A" to be delivered on or before Closing) desire to acquire voting common stock of DGI in exchange for the Photo Common Stock, as more fully set forth herein.

     NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT
                                    ---------

     1.     Plan  of  Reorganization.  It is hereby agreed that the Photo Common
            ------------------------
Stock shall be acquired by DGI in exchange solely for DGI common voting stock (the "DGI Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of Photo shall be acquired by DGI in exchange solely for DGI common voting stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

     2.     Exchange  of  Shares.  DGI  and Photo Stockholders agree that on the
            --------------------
Closing Date or at the Closing as hereinafter defined, the Photo Common Stock shall be delivered at Closing to DGI in exchange for the DGI Shares, after giving effect to a 2.46 to 1 reverse stock split (the "DGI Reverse Stock Split") as to all presently outstanding shares of DGI common stock, as follows:

          (a) At Closing, DGI shall, subject to the conditions set forth herein, issue an aggregate of 12,375,000 shares of DGI common stock (after giving effect to the DGI Reverse Stock Split) for immediate delivery to the Photo Stockholders in exchange for DGI Shares. The 12,375,000 shares shall be inclusive of shares reserved for issuance upon exercise of options granted by DGI to optionholders of Photo at Closing in exchange for existing Photo options as set forth on Exhibit "A".

          (b) Each Photo Stockholder shall execute this Agreement or a written consent to the exchange of their Photo Common Stock for DGI Shares.

          (c) Unless otherwise agreed by DGI and Photo this transaction shall close only in the event DGI is able to acquire at least 80% of the outstanding Photo Common Stock; however, it is the intent of the parties to have DGI acquire all of the Photo Common Stock.

3.     PRE-CLOSING  EVENTS.  The  Closing  is  subject  to the completion of the
       -------------------
following:

          (a) DGI shall have authorized 50,000,000 shares of $.001 par value common stock and at Closing shall amend its Articles of Incorporation to authorize 500,000 shares of $.OO1 par value preferred stock. The preferred stock shall be subject to issuance in such series and with such rights, preferences and designations as determined in the sole discretion of the board of directors.

          (b) DGI shall have effectuated the DGI Reverse Stock Split at or about the Closing, and shall have 625,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding.

          (c) DGI shall demonstrate to the reasonable satisfaction of Photo that it has no material assets and no liabilities contingent or fixed.

4.     EXCHANGE  OF  SECURITIES.  As  of  the Closing Date each of the following
       ------------------------
shall  occur:

          (a) All outstanding convertible preferred stock of Photo shall be converted to Photo common stock prior to Closing and all shares of Photo Common Stock issued and outstanding on the Closing Date shall be exchanged for the DGI Shares (up to an aggregate amount of 12,375,000 DGI Shares to be delivered at Closing). All such outstanding shares of Photo Common Stock shall be deemed, after Closing, to be owned by DGI. The holders of such certificates previously evidencing shares of Photo Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of Photo Common Stock except as otherwise provided herein or by law;

          (b) Any shares of Photo Common Stock held in the treasury of Photo immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

          (c) The 625,000 shares of DGI common stock previously issued and outstanding prior to the Closing, after giving effect to the DGI Reverse Split, will remain outstanding.

     5.     OTHER  EVENTS  OCCURRING AT CLOSING. At closing, the following shall
            ------------------------------------
be  accomplished:

          (a) DGI shall file an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "B" effecting an amendment to its Articles of Incorporation to reflect (1) a name change, (2) authorize 500,000 shares of preferred stock, (3) add a provision eliminating liability of officers and directors to shareholders under Nevada law, and (4) to put of record the DGI Reverse Stock Split as set forth in the attached Exhibit "B".

          (b) The resignation of the existing DGI officers and directors and appointment of new officers and directors as directed by Photo.

          (c) DGI shall have completed a limited offering under Regulation D, Rule 504, as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, of 2,000,000 shares of its common stock at $.50 per share. The gross proceeds of this offering (the "DGI Financing") shall be $1,000,000, which amount, less agreed upon costs, shall be delivered to the control of new management of DGI at Closing in good funds or shall be represented by the conversion of previous loans to Photo arranged for by Baytree. The DGI Financing shall have been completed in compliance with all applicable state and federal securities laws and the securities sold shall be delivered at Closing to the investors in the DGI Financing. Persons who have loaned money to Photo, up to $1,000,000, shall be given the opportunity to convert the principal of said loans to the purchase of shares in the limited offering prior to Closing upon the same terms as other investors in the limited offering.

          (d) It is recognized by the parties hereto that Photo entered into an agreement, including all amendments thereto (the "Baytree Agreement") dated February 9, 1998, with Baytree Capital Associates, LLC (" Baytree ") wherein Baytree agreed to identify a public company to be involved in a "reverse merger" with Photo, and that DGI is the public company agreed to by Baytree and Photo. Under said Baytree Agreement, at Closing of the transactions described herein, DGI shall issue 25,000 shares of its common stock (after given effect to the DGI Reverse Stock Split) to Baytree. These shares are deemed to be covered by the defined term "DGI Shares" as set forth herein for purposes of all representations and warranties of DGI and the legal opinion given on behalf of DGI herein. Out of the proceeds of the DGI Financing (as further defined herein) there shall be paid at Closing, a non-accountable expense allowance of $10,000 to Baytree and the fees and reasonable disbursements of Acquirer's legal counsel not to exceed
     $30,000.00 (to be paid from the proceeds of the DGI Financing). Furthermore, DGI recognizes and hereby assumes, at Closing, the obligations of Photo set forth in the Baytree Agreement including the obligation to register shares of its common stock issued to Baytree hereunder at the request of Baytree in accordance with the express terms and conditions of said Baytree Agreement including 'Piggyback" registration rights.

          (e) DGI shall adopt a Stock Option Plan at Closing to include up to 1,000,000 shares of its common stock. The Plan shall include "incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended and other options and similar rights. DGI shall grant options covering 225,000 shares under said plan to employees and others, at Closing, exercisable at $.50 per share, as designated by Photo.

     6.     DELIVERY OF SHARES.  On or as soon as practicable after the  Closing
            -------------------
Date, Photo will use its best efforts to cause the Photo Stockholders to surrender certificates for cancellation representing their shares of Photo Common Stock, against delivery of certificates representing the DGI Shares for which the shares of Photo Common Stock are to be exchanged at Closing.

     7.     REPRESENTATIONS OF PHOTO STOCKHOLDERS. Each Photo Stockholder hereby
            ---------------------------------------
represents and warrants each only as to its own Photo Common Stock, effective this date and the Closing Date as follows:

          (a) Except as may be set forth in Exhibit "A", the Photo Common Stock is free from claims, liens, or other encumbrances, and at the Closing Date said Photo Stockholder will have good title and the unqualified right to transfer and dispose of such Photo Common Stock,

          (b) Said Photo Stockholder is the sole owner of the issued and outstanding Photo Common Stock as set forth in Exhibit "A";

          (c) Said Photo Stockholder has no present intent to sell or dispose of the DGI Shares and is not under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the DGI Shares.

     8.     REPRESENTATIONS  OF  PHOTO. Photo hereby  represents and warrants as
            ---------------------------
follows, which warranties and representations shall also be true as of the Closing Date:

          (a) Except as noted on Exhibit "A", the Photo Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially of the issued and outstanding common stock of Photo.

          (b) Photo has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in the Photo Financial Statements or on Exhibit "A", attached hereto.

          (c) The audited financial statements as of and for the periods ended December 31, 1997 and 1996, and unaudited financial statements for the period ended December 31, 1998, which have been (or will be prior dissemination of an Information Statement by DGI) delivered to DGI (hereinafter referred to as the "Photo Financial Statements") are complete and accurate and fairly present the financial condition of Photo as of the dates thereof and the results of its operations for the periods covered. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the Photo Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Photo as reflected in the Photo Financial Statements. Photo has good title to all assets shown on the Photo Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth herein and liens and encumbrances of record. The Photo Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Photo as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

          (d) Since the date of the Photo Financial Statements, there have not been any material adverse changes in the financial position of Photo except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Photo.

          (e) Photo is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the Photo Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against Photo.

          (f) Photo is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified, to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on Photo.

          (g) Photo has (or, by the Closing Date, will have flied) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

          (h) Photo has not materially breached any material agreement to which it is a party. Photo has previously given DGI copies or access thereto of all material contracts, commitments and/or agreements to which Photo is a party including all relationships or dealings with related parties or affiliates.

          (i) Photo has no subsidiary corporations except as described in writing to DGI.

          (j) Photo has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of DGI prior to the Closing Date, during reasonable business hours and on reasonable notice.

          (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which Photo is a party and has been duly authorized by all appropriate and necessary corporate action under California of other applicable law and Photo, to the extent required, has obtained all necessary approvals or consents required by any agreement to which Photo is a party.

          (l) All disclosure information regarding Photo which is to be set forth in disclosure documents of DGI or otherwise delivered to DGI by Photo for use in connection with the transaction (the "Acquisition") described herein is true, complete and accurate in all material respects.

     9.  REPRESENTATIONS  OF DGI AND PETERSON.                 DGI, and Peterson
         -------------------------------------
to the best of his knowledge, hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

          (a) As of the Closing Date, the DGI Shares, to be issued and delivered to the Photo Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of DGI common stock, fully-paid and nonassessable. DGI shall have completed its reverse stock split wherein each holder of DGI Shares shall have received one share of the DGI Shares for each 2.46 DGI Shares previously held. The total number of DGI shares of common stock outstanding shall be 625,000. No shares of DGI preferred stock, shall be outstanding.

          (b) DGI has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of DGI. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which DGI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to DGI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of DGI.

          (c) DGI has delivered to Photo (or shall deliver prior to Closing) a true and complete copy of its audited financial statements for the years ended December 31, 1996, 1997, and 1998 (the "DGI Financial Statements"), The DGI Financial Statements are complete, accurate and fairly present the financial condition of DGI as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The DGI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of DGI as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

          (d) Since December 31, 1998, there have not been any material adverse changes in the financial condition of DGI except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement. Prior to Closing, all accounts payable and other liabilities of DGI shall be paid and satisfied in full and DGI shall have no liabilities either contingent or fixed.

          (e) DGI is not a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the DGI Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Peterson, threatened or contemplated against or affecting DGI, its management or its properties.

          (f) DGI is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

          (g) DGI has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on DGI, and has paid or made adequate provision in the DGI Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. DGI is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

          (h) There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of DGI, except as contemplated in this Agreement.

          (i) The corporate financial records, minute books, and other documents and records of DGI have been made available to Photo prior to the Closing and shall be delivered to new management of DGI at Closing.

          (j) DGI has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that DGI has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which DGI is subject. DGI hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to Photo all relationships or dealings with related parties or affiliates.

          (k) DGI common stock is currently approved for quotation on the OTC Bulletin Board under the symbol "TFGI" and there are no stop orders in effect with respect thereto.

          (l) All information regarding DGI which has been provided to Photo or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. DGI and Peterson specifically disclaim any responsibility regarding disclosures as to Photo, its business or its financial condition.

     10.     Closing.  The Closing of the transactions contemplated herein shall
             -------
take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to take place on or about February 26, 1999, but no later than March 4, 1999, unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the DGI Shares are issued in exchange for the Photo Common Stock.

     11.  CONDITIONS  PRECEDENT TO THE OBLIGATIONS OF PHOTO. All obligations of
     --------------------------------------------------
Photo under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

          (a) The representations and warranties by or on behalf of Peterson and DGI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

          (b) DGI shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

          (e) On or before the Closing, the board of directors, and shareholders representing a majority interest the outstanding common stock of DGI, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

          (d) On or before the Closing Date, DGI shall have delivered to Photo certified copies of resolutions of the board of directors and shareholders of DGI approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable DGI to comply with the terms of this Agreement including the election of Photo's nominees to the Board of Directors of DGI and all matters outlined herein.

          (e) The Acquisition shall be permitted by applicable law and DGI shall have sufficient shares of its capital stock authorized to complete the Acquisition.

          (f) At Closing, the existing sole officer and director of DGI shall have resigned in writing from all positions as director and officer of DGI effective upon the election and appointment of the Photo nominees.

          (g) At the Closing,  all instruments and documents  delivered to Photo
     and  Photo  Stockholders   pursuant  to  the  provisions  hereof  shall  be
     reasonably satisfactory to legal counsel for Photo.

          (h) The shares of restricted DGI capital stock to be issued to Photo Stockholders and in the DGI Financing at Closing will be validly issued, nonassessable and fully-paid under Delaware corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

          (i) Photo and Photo Stockholders shall have received the advice of their tax advisor, if deemed necessary by them, as to all tax aspects of the Acquisition.

          (j) Photo shall have received all necessary and required approvals and consents from required parties and its shareholders.

          (k) DGI shall have completed the DGI Financing.

          (1) At the Closing, DGI shall have delivered to Photo an opinion of its counsel dated as of the Closing to the effect that:

               (i) DGI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

               (ii) This Agreement has been duly authorized, executed and delivered by DGI and is a valid and binding obligation of DGI enforceable in accordance with its terms;

               (iii) DGI through its board of directors and stockholders has taken all corporate action necessary for performance under this Agreement;

               (iv) The documents executed and delivered by DGI to Photo and Photo Stockholders hereunder are valid and binding in accordance with their terms and vest in Photo Stockholders, as the case may be, all right, title and interest in and to the DGI Shares to be issued pursuant to the terms hereof, and the DGI Shares when issued will be duly and validly issued, fully-paid and nonassessable;

               (v) DGI has the corporate power to execute, deliver and perform under this Agreement;

               (vi) Legal counsel for DGI is not aware of any liabilities, claims or lawsuits involving DGI;

     12. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DGI. All obligations of DGI
         -----------------------------------------------
under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          (a) The representations and warranties by Photo and Photo Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

          (b) Photo shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

          (c) Photo shall deliver on behalf of the Photo Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "C", acknowledging that the DGI Shares are being acquired for investment purposes.

          (d) Photo shall deliver an opinion of its legal counsel to the effect that:

               (i) Photo is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on Photo;

               (ii) This Agreement has been duly authorized, executed and delivered by Photo.

               (iii) The documents executed and delivered by Photo and Photo Stockholders to DGI hereunder are valid and binding in accordance with their terms and vest in DGI all right, tide and interest in and to the Photo Common Stock, which stock is duly and validly issued, fully-paid and nonassessable.

     13.     INDEMNIFICATION.For  a period of one year from the Closing, DGI and
             ----------------
Peterson agree to jointly and severally indemnify and hold harmless Photo, and Photo agrees to indemnify and hold harmless DGI and Peterson, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate famished or to be @shed hereunder.

     14.  NATURE AND SURVIVAL OF REPRESENTATIONS.           All representations,
          ---------------------------------------
warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other parry or any other person other than as specifically set forth herein.

     15.  DOCUMENTS  AT  CLOSING.      At  the  Closing, the following documents
          -----------------------
shall be delivered:

          (a) Photo will deliver, or will cause to be delivered, to DGI the following:

               (i) a certificate executed by the President and Secretary of Photo to the effect that all representations and warranties made by Photo under this Agreement are true and correct as of the Closing, the same as though originally given to DGI on said date;

               (ii) a certificate from the jurisdiction of incorporation of Photo dated at or about the Closing to the effect that Photo is in good standing under the laws of said jurisdiction;

               (iii) Investment Letters in the form attached hereto as Exhibit "C" executed by each Photo Stockholder;

               (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

               (v) certified copies of resolutions adopted by the shareholders and directors of Photo authorizing this transaction; and

               (vi) all other items, the delivery of which is a condition precedent to the obligations of DGI as set forth herein.

               (vii) the legal opinion required by Section 12(d) hereof.

          (b) DGI will deliver or cause to be delivered to Photo:

               (i) stock certificates representing the DGI Shares to be issued as a part of the stock exchange as described herein;

               (ii) a certificate of the President of DGI, to the effect that all representations and warranties of DGI made under this Agreement are true and correct as of the Closing, the same as though originally given to Photo on said date;

               (iii) certified copies of resolutions adopted by DGI's board of directors and DGI's Stockholders authorizing the Acquisition and all related matters described herein;

               (iv) certificate from the jurisdiction of incorporation of DGI dated at or about the Closing Date that DGI is in good standing under the laws of said state;

               (v) opinion of DGI's counsel as described in Section 11 (I) above;

               (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

               (vii) resignation of the existing officer and director of DGI;

               (viii) all corporate and financial records of DGI; and

               (ix) all other items, the delivery of which is a condition precedent to the obligations of Photo, as set forth in Section 12 hereof.

     16.     FINDER'S  FEES.    DGI,  represents  and  warrants  to  Photo,  and
             --------------
Photo represents and warrants to DGI that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby other than the arrangements described in
Section 5(d) hereof. In this regard, DGI, on the one hand, and Photo on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability other than as disclosed herein.

     17.     MISCELLANEOUS.
             --------------

     (a)     Further  Assurances.  At any time, and from time to time, after the
             -------------------
Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     (b)     Waiver.  Any failure on the part of any party hereto to comply with
             ------
any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     (c)     Amendment.  This Agreement may be amended only in writing as agreed
             ---------
to  by  all  parties  hereto.

     (d)     Notices.  All  notices  and other communications hereunder shall be
             -------
in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

     (e)     Headings.  The  section  and  subsection headings in this Agreement
             --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f)     Counterparts.  This Agreement may be executed simultaneously in two
             ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g)     Governing Law.  This Agreement shall  be  construed and enforced in
             -------------
accordance  with  the  laws  of  the  State  of  Nevada.

     (h)  Binding  Effect     . This Agreement shall be binding upon the parties
          ---------------
hereto and ixiu-re to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     (i)  Entire  Agreement.     This  Agreement  and  the  attached  Exhibits
          ------------------
constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     (j)  Time.  Time  is  of  the  essence.
          ----

     (k)  Severability     .  If  any  part  of  this  Agreement is deemed to be
          ------------
unenforceable the balance of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

DATA  GROWTH,  INC.

                                            By: s.________________
                                            Gary  B.  Peterson,  President



                                                s.________________
                                            Gary  B.  Peterson,  individually


PHOTOLOFT.COM,  INC.


                                            By: s.________________
                                            Jack Marshall, President


                                            S T 0 C K H 0 L D B R S 0 F
                                            PHOTOLOFT.COM, INC.

     ________________                       ________________
     George  Perlegos                       Jack  Marshall
     ________________                       ________________
     Gust  Perlegos                         Gary  Kremen

     ________________                       ________________
     John  Marshall                         Mikes  Sisos

     (g)  Governing  Law     . This Agreement shall be construed and enforced in
          --------------
accordance  with  the  laws  of  the  State  of  Nevada.

     (h)  Binding  Effect     . This Agreement shall be binding upon the parties
          ---------------
hereto and ixiu-re to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     (i)  Entire  Agreement.     This  Agreement  and  the  attached  Exhibits
          ------------------
constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     (j)  Time.  Time  is  of  the  essence.
          ----

     (k)  Severability     .  If  any  part  of  this  Agreement is deemed to be
          ------------
unenforceable the balance of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                            DATA  GROWTH,  INC.


                                            By:___________________
                                            Gary  B.  Peterson,  President


                                            Gary  B.  Peterson,  individually

                                            PHOTOLOFT.COM, INC.


                                            By:___________________
                                            Jack  Marshall,  President

                                            S T 0 C K H 0 L D B R S 0 F
                                            PHOTOLOFT.COM,  INC.

     ________________                       ________________
     George  Perlegos                       Jack  Marshall

     ________________                       ________________
     Gust  Perlegos                         Gary  Kremen

     ________________                       ________________
     s.  John  Marshall                     Mikes  Sisos

___________
Mike  Ross


_____________
Chris  McConn

______________
Kay  Wolf  Jones

     (g)  Governing  Law     . This Agreement shall be construed and enforced in
          --------------
accordance  with  the  laws  of  the  State  of  Nevada.

     (h)  Binding  Effect     . This Agreement shall be binding upon the parties
          ---------------
hereto and ixiu-re to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     (i)  Entire  Agreement.     This  Agreement  and  the  attached  Exhibits
          ------------------
constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     (j)  Time.  Time  is  of  the  essence.
          ----

     (k)  Severability     .  If  any  part  of  this  Agreement is deemed to be
          ------------
unenforceable the balance of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                                               DATA GROWTH, INC.


                                         By: s._____________________
Gary  B.  Peterson,  President


  s.  _____________________
   Gary  B.  Peterson,               individually


PHOTOLOFT.COM,  INC.


                               By: s.__________________
Jack  Marshall,  President


                                            S T 0 C K H 0 L D B R S 0 F
                                            PHOTOLOFT.COM,  INC.

      s._______________                     s._____________
     George  Perlegos                       Jack  Marshall

      s._______________                     s._____________
     Gust  Perlegos                         Gary  Kremen

      s._______________                     s._____________
     John  Marshall                         Mikes  Sisos

     (g)  Governing  Law     . This Agreement shall be construed and enforced in
          --------------
accordance  with  the  laws  of  the  State  of  Nevada.

     (h)  Binding  Effect     . This Agreement shall be binding upon the parties
          ---------------
hereto and ixiu-re to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     (i)  Entire  Agreement.     This  Agreement  and  the  attached  Exhibits
          ------------------
constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     (j)  Time.  Time  is  of  the  essence.
          ----

     (k)  Severability     .  If  any  part  of  this  Agreement is deemed to be
          ------------
unenforceable the balance of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                            DATA GROWTH, INC.


                                            By:
                                            Gary  B.  Peterson,  President


                                            Gary  B.  Peterson,  individually

                                            PHOTOLOFT.COM, INC.


                                            By:
                                            s.  Jack  Marshall,  President

                                            S T 0 C K H 0 L D B R S 0 F
                                            PHOTOLOFT.COM,  INC.

     s.  George  Perlegos                   s.Jack  Marshall
     s.  Gust  Perlegos                     Gary  Kremen
     John  Marshall                         s.  Mikes  Sisos

s.  Mike  Ross
    ----------

s.  Chris  McConn
    -------------

s.  Kay  Wolf  Jones
    ----------------

s.  Mike  Ross
  ------------

s.  Chris  McConn

s.  Kay  Wolf  Jones